SECOND RESTATED
                            ARTICLES OF INCORPORATION

     NET HOLDINGS.COM INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, does hereby certify:

     1. The name of the Corporation is NET HOLDINGS.COM INC., successor in name to XPLORER, S.A.. The Corporation was originally incorporated under the name SUPER-VIDEO, INC. and the original Articles of Incorporation were filed with the Secretary Of State of the State of Nevada on May 02, 1984. The name and address of the original incorporator's executing the Corporation's Articles of Incorporation are:

                  Daniel Lezak              1098 Lucerne Way, P.O. Box 7202
                                            Incline Village, Nevada 89450

                  Fred Sproule              P.O. Box 7960
                                            Incline Village, Nevada 89450

                  Ray R. Cummings           4208 Minnecota Drive
                                            Thousand Oaks, CA  91360

     2. That pursuant to an Order of the Bankruptcy Court, dated July 17, 1996, the Corporation was authorized to execute Restated Articles of Incorporation and to cause it to be filed with the Secretary of the State of Nevada which was executed and filed on August 15, 1996 with the Secretary of the State of Nevada.

     3. The Board of Directors of the corporation, by Written Consent of the Board of Directors Without a Meeting, dated the 30th day of July, 1999, adopted resolutions to amend and restate the Articles of Incorporation, with such Restated and Amended Articles of Incorporation becoming effective August 15, 1999.

     4. The Board of Directors of the Corporation, by Written Consent Without a Meeting, dated May 9, 2001, has adopted resolutions to amend and restate the Restated Articles of Incorporation, with said changes to become effective May 10, 2001.


     5. That number of shares of the Corporation's common stock outstanding, and entitled to vote on this Second Restated Articles of Incorporation, is One Million Five Hundred Seventy Eight Thousand Seven Hundred Thirty Seven (1,578,737), and that the text of this Second Restated Articles of Incorporation, as set forth below, has been approved by a vote of stockholders holding Nine Hundred Thirty Two Thousand Seventy Six (932,076) shares of the Corporation's common stock, which is the single class of voting stock issued and outstanding, representing a majority of such class of stock outstanding and entitled to vote there on Fifty Nine Percent (59%).

     That the Articles of Incorporation is hereby restated to read in its entirety as follows:

     FIRST: The name of the corporation is GLOBAL AXCESS CORP. ( the "Corporation").

     SECOND: The address of the Corporation's registered office in the state of Nevada is: 1000 North Green Valley Parkway, Henderson, Nevada 89104. The name of the Corporation's registered agent at such address is: Steven Mortensen.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada (the "Law").

     FOURTH: The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is One Hundred Million (100,000,000) of which Seventy Five Million (75,000,000) shares will be designated $.001 par value common stock ("Common Stock"), and Twenty Five Million (25,000,000) shares shall be designated $.001 par value preferred stock ("Preferred Stock"). Without further authorization from the shareholders, the Board of Directors shall have the authority to divide the Common Stock into separate classes or series with such designations, preferences or other special rights, or qualifications, limitations or restrictions thereof prior to issuance of any or all of the shares of such Common Stock, and to forward or reverse split or divide into separate such issues shares of Common Stock without affecting the total number of shares of Common Stock authorized hereby, and, further, to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval of the corporation's shareholders, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Common Stock or Preferred Stock shall be paid; the rights, if any, of the holders of such class or series of the Common Stock or Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such class or series of Common Stock or Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such class or series of Common Stock or Preferred Stock may be redeemed; the rights of the holders of shares of such class or series of Common Stock or Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such class or

                                   Pae 2 of 7
series of Common Stock or Preferred Stock. Any and all shares of the corporations preferred stock authorized or issued and outstanding are hereby canceled and any class of preferred stock created prior to the date hereof is hereby abolished and such shares are hereby considered undesignated and part of the preferred stock hereby created and authorized. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not above the number of shares of that class or series then authorized. As of the date hereof, there are no shares of Preferred Stock issued or outstanding.

     FIFTH: The limitations and relative rights of the Common Stock are as follows:

     5.1 VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation. No cumulative voting is permitted in the election of directors.

     5.2 DIVIDEND RIGHTS. Subject to provisions of law and of this Articles of Incorporation, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

     5.3 NONASSESSABLITY. Except as otherwise required by law, the Common Stock issued hereunder shall not be subject to any assessments whatsoever.

     5.4 PREEMPTIVE RIGHTS. Except as otherwise required by law, the Common Stock issued hereunder shall not be entitled to Preemptive Rights.

     5.5 LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to herein as liquidation), after payment or provision for payment to the debts and other liabilities of the Corporation and the preferential amounts (if any) to which holders of any outstanding Preferred Stock now or hereafter authorized shall be entitled upon liquidation, the holders of Common Stock shall be entitled to share ratably on a per share basis, together and on an equal basis with the holders of Preferred Stock, in the remaining assets of the Corporation.

     SIXTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions thereof.

     6.1 SPECIFIC AUTHORITY. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend or interest rate to be paid on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, the relative rights of priority, if any, of the payment of dividends on shares of that series, and whether dividend/interest payments may be paid with Common Stock as well as cash.

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such amounts as the Board of Directors shall determine;

          (5) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment to shares of that series;

          (7) Any other relative rights, preferences and/or limitations of that series.


     6.2 DIVIDEND RIGHTS. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.


     6.3 LIQUIDATION RIGHTS. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute and unless otherwise provided herein, the Board of Directors is, by action of the Board of Directors, expressly authorized to make, alter or repeal the by-laws of the Corporation. The number of directors may from time to time be increased or decreased as specified in the by-laws of the Corporation, provided, however, that the number of directors shall not be less than one.

     EIGHTH: Meetings of the stockholders may be held within or outside of the State of Nevada, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the by-laws of the Corporation. Election of the directors need not be by written ballot unless the by-laws of the Corporation so provide.

     NINTH: To the fullest extent permitted by Nevada Revised Statute 78.037 as the same exists or may hereafter be amended, no officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under the General Corporation Law of the State of Nevada, or (4) for any transaction from which the director derived an improper personal benefit.

     TENTH: The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified. The right to indemnification and advancement of expenses on the condition specified herein conferred by this Article shall be deemed to be a contract between the Corporation and each person referred to herein.

     ELEVENTH: No amendment to or repeal of Article NINTH OR TENTH of this Articles of Incorporation shall apply to or have any effect on the rights of any individual referred to in Article NINTH OR TENTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

     TWELFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     12.1 The Board of Directors shall have power without the assent or vote of the stockholders:

          (1) To make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount of capital or shares of the Corporation's capital stock to be reserved or issued for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

     12.2 The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it has been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.


     12.3 In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Nevada, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     12.4 The holders of one-third of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders.

     12.5 Cumulative voting by the shareholders of this Corporation shall not be permitted in any election of directors.

     THIRTEENTH: The Articles of Incorporation of the Corporation, as herein amended, shall constitute a restatement of and shall supersede the Articles of Incorporation of the Corporation, as previously amended and restated.

     IN WITNESS WHEREOF, the Corporation has caused this Second Restated Articles of Incorporation to be signed by its authorized President and Secretary effective the 9th day of May, 2001.

                                       Net Holdings.com Inc.


                                   /s/ Steven B. Mortensen
                                   By: Steven B. Mortensen, President & Director

ATTEST:


/s/ Jon L. Lawver
____________________________
Jon L. Lawver, Secretary